Exhibit 32.1

SigmaRenoPro, Inc.

Certification Pursuant to 18 U.S.C. § 1350

Section 906 Certifications

In connection with the Annual Report of SigmaRenoPro, Inc., (the “Company”) on Form 10-K for the year ending June 30, 2022 (the “Report”) I, Ronald Jones, Chief Executive Officer of the Company, certify, pursuant to 18 USC Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This Certification is signed on November 30, 2023.

SigmaRenoPro, Inc.

By: /s/ Ronald Jones
Ronald Jones,
Chief Executive Officer, (principal executive officer, principal accounting officer and principal financial officer)

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-OxleyAct of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.